FIRST AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This first amendment ("Amendment") to the ETF Distribution Agreement (the "Agreement") dated as of January 10, 2023, by and between Timothy Plan and Foreside Fund Services, LLC (together, the "Parties") is effective as of March 20, 2026.

WHEREAS, the Parties desire to amend the Agreement to reflect an updated address for the Distributor; and,

WHEREAS, the Parties wish to amend Exhibit A of the Agreement to reflect an updated Funds List; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2. All references in the Agreement to the address of Distributor as Three Canal Plaza, Suite 100, Portland, ME 04101 are hereby deleted in their entirety and replaced by 190 Middle Street, Suite 301, Portland, ME 04101.

3. Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

4. Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

5. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

TIMOTHY PLAN		FORESIDE FUND SERVICES, LLC

By:	/s/ Greg Ally	By:	/s/ Teresa Cowan
Name:	Greg Ally	Name:	Teresa Cowan
Title:	Treasurer	Title:	President
Date:	20 March 2026	Date:	3.20.26

EXHIBIT A

Timothy Plan US Large/Mid Cap Core ETF

Timothy Plan High Dividend Stock ETF

Timothy Plan US Small Cap Core ETF

Timothy Plan International ETF

Timothy Plan Free Cash Flow ETF

Timothy Plan Free Cash Flow Growth ETF

Timothy Plan Fixed Income ETF